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                        CONSENT OF LAZARD FRERES & CO.



        We hereby consent to the inclusion in the Registration Statement on Form S-4 (File No. 33-51703), as amended, of our opinion letter appearing as Appendix C to the Joint Proxy Statement and Prospectus forming a part thereof and to the references thereto and to our firm under the captions "Summary", "The Merger-Background of the Merger", "The Merger-Recommendations of the Boards of Directors" and "The Merger-Opinions of Financial Advisors". In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                LAZARD FRERES & CO.
                                                   February 3, 1994


                                        By: /s/ Lazard Freres & Co.
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